UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 5, 2005

Date of Report

Date of earliest event reported

INFOSPACE, INC.

(Exact name of Registrant as specified in its charter)

0-25131	DELAWARE	91-1718107
(Commission File No.)	(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)

601 108th Avenue N.E., Suite 1200

Bellevue, Washington 98004

(Address of Principal Executive Offices)

425-201-6100

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On October 5, 2005, InfoSpace, Inc. and James F. Voelker entered into an Employment Agreement, which replaces and supersedes the employment agreement entered into between InfoSpace and Mr. Voelker dated December 21, 2002. Pursuant to the Employment Agreement, Mr. Voelker will be employed in the position of Chief Executive Officer until December 31, 2008, unless sooner terminated as provided in the Employment Agreement. He will also serve as Chairman of the Board while employed at InfoSpace, subject to any required Board and/or stockholder approval. If the Employment Agreement is not extended by the Company upon expiration of its original term, Mr. Voelker shall become an at-will employee. The Employment Agreement provides for an annual base salary of $400,000, which is subject to annual review but in no event less than $400,000, eligibility for an annual performance bonus to be set at no less than 50% of then-current base salary, and a stock option grant on January 3, 2006, of 450,000 shares, vesting ratably each month over a 36 month period commencing as of the effective date of the Employment Agreement. If Mr. Voelker’s employment is terminated by InfoSpace without cause (as defined in the Employment Agreement) or by Mr. Voelker for good reason (as defined in the Employment Agreement), Mr. Voelker is entitled to severance benefits of 100% of his then-current annual salary and annual bonus rate for 12 months, acceleration of vesting of 50% of his then-unvested stock options, and certain insurance benefits. If such termination or resignation for good reason is in connection with a change of control, then 100% of his then-unvested stock options immediately vest instead of 50%. If Mr. Voelker remains employed by InfoSpace or its successor for 12 months following a change of control, then 100% of his then-unvested options immediately vest. In the event of Mr. Voelker’s death during the term of the Employment Agreement, Mr. Voelker’s estate is entitled to severance benefits of 100% of his then-current annual salary for 3 months, acceleration of vesting of 100% of his then-unvested stock options, and certain insurance benefits. If Mr. Voelker terminates his employment voluntarily while an at-will employee following notice by the Company of non-renewal of the Employment Agreement and expiration of its original term, Mr. Voelker is entitled to severance benefits of 100% of his then-current annual salary for 6 months, acceleration of vesting of 100% of his then-unvested stock options, and certain insurance benefits.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(c) EXHIBITS.

10.29	Employment Agreement dated as of October 5, 2005, between InfoSpace, Inc. and James F. Voelker.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 5, 2005

INFOSPACE, INC.

By:	/s/ John M. Hall
John M. Hall
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No	Description
10.29	Employment Agreement dated as of October 5, 2005 between InfoSpace, Inc. and James F. Voelker.